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Exhibit 10.1

PURCHASE AGREEMENT

    THIS PURCHASE AGREEMENT is made and entered into this 12th day of July 2001, by and between Dr. Charles Cochran, 1599 Chilton Street, Arroyo Grande, CA, 93420, ("Seller") and Axtion Foods, ("Purchaser");

    WHEREAS, the Seller has developed certain formulas for the creation of a health food bar and health drink and has invested considerable time, effort and expense in the development of these formulas;

    WHEREAS, the Purchaser desires to purchase all of the intellectual property developed by Seller in connection with Seller's formulas for a health food bar and health drink;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

      1.  PURCHASE AND SALE: Seller shall sell, convey, transfer, and deliver to the Purchaser all right, title and interest to all of the intellectual property developed by Seller in connection with the formulas for Seller's health food bar and health drink.

      2.  AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and purchase price payable by Purchaser to Seller shall be five percent (5%) of the net profits from the sale of products developed from the formulas and 50,000 shares of common stock. Of these shares, Purchaser agrees to register 25,000 shares with the Securities And Exchange Commission in Seller's first public offering.

      3.  REPRESENTATIONS AND WARRANTIES OF SELLER.

        a.  Seller is not a party to any other agreement, written or oral, creating rights with respect to his intellectual property rights in the formulas for a health food bar and health drink; and

        b.  Seller is the lawful owner of said intellectual property, free and clear of all security interests, liens or other encumbrances.

      4.  GENERAL PROVISIONS.

        (a) Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter of this Agreement.

        (b) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

        (c) Arbitration. Any and all disputes arising out of or pertaining to this Agreement shall be resolved by binding arbitration before the American Arbitration Association in the City of San Diego, California. The parties understand that execution of this Agreement will result in a waiver of their right to a jury trial and other civil remedies of litigation.

    IN WITNESS WHEREOF, having read, understood and approved of each of the terms of this Agreement we have hereunto executed this Agreement as of the date and year first above written.

Dr. Charles Cochran

/s/ Dr. Charles Cochran
Signature

Axtion Foods, Inc.
By:
/s/ Julia Reynolds
Signature

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PURCHASE AGREEMENT